UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	Nasdaq Global Select Market
Warrants to purchase common stock expiring 2026	OUSTZ	Nasdaq Capital Market
Warrants to purchase common stock expiring 2025	OUSTW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 17, 2025, Ouster, Inc. (the “Company”) issued a press release that, among other things, reaffirms the Company’s estimated revenue guidance for the three months ended December 31, 2024, which was previously issued on November 7, 2024, based on preliminary financial results. The full text of the press release was posted on the Company’s internet website and is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

These preliminary financial results are based on the Company’s current estimate of its results for the three months ended December 31, 2024, and remain subject to change based on the completion of closing and review procedures and the execution of the Company’s internal control over financial reporting.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 2.02, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, Mark Weinswig, the Chief Financial Officer for Ouster, Inc. informed the Company that he will resign from such position effective January 31, 2025 (the “Effective Date”) to pursue a new career opportunity. Mr. Weinswig’s resignation is not a result of any disagreement related to the Company’s operations, policies or practices, including any accounting principles and practices, or related to any financial statements or disclosures.

The Board of Directors (the “Board”) and the Company intend to conduct a search to replace Mr. Weinswig. In the interim, on January 16, 2025, the Board appointed the Company’s Vice President, Strategic Finance & Treasurer, Chen Geng as Interim Chief Financial Officer of the Company and also designated him as the Company’s principal financial officer and principal accounting officer, effective as of the Effective Date. There are no family relationships between Mr. Geng and any directors or executive officers of Ouster, nor does Mr. Geng have a direct or indirect material interest in any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Geng is 38 years old and has served as the Company’s Vice President, Strategic Finance & Treasurer since September 2023, and served previously as the Company’s Director of Corporate Development from July 2021 to September 2023. Prior to joining the Company, Mr. Geng worked as an investment analyst at Point72 Asset Management from July 2018 to July 2021. Mr. Geng received his B.A. in Finance and Economics from New York University Stern School of Business.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 17, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: January 17, 2025	By:	/s/ Megan Chung
	Name:	Megan Chung
	Title:	General Counsel and Secretary